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                                                                     EXHIBIT 5.1


December ___, 2003


TeraForce Technology Corporation
1240 E. Campbell Road
Richardson, TX  75081

Re: Registration Statement on Form S-2 of 31,936,875 shares of Common Stock, par value $.01 per share, of TeraForce Technology Corporation ("Common Stock")

Gentlemen:

We are securities counsel to TeraForce Technology Corporation, a Delaware corporation (the "Company"), in connection with the registration and issuance of 31,936,875 shares of Common Stock, including shares issuable upon the exercise of outstanding warrants and shares issuable upon the conversion of outstanding notes (such issued and issuable shares being the, collectively, "Shares"), plus an indeterminate number of additional shares of Common Stock issuable to prevent dilution resulting from stock splits, stock dividends or similar events, to be sold by the selling stockholders named in the Prospectus constituting a part of this Registration Statement.

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, we are of the opinion that (i) the currently outstanding Shares are duly authorized and are validly issued, fully paid and nonassessable, and (ii) the Shares issuable upon exercise of warrants or conversion rights, when issued in accordance with their terms, will be duly authorized and will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to this Registration Statement on Form S-2 filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Very truly yours,


Haynes and Boone, LLP